As filed with the Securities and Exchange Commission on November 29, 2016.

Registration No. 333-214439

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BiondVax Pharmaceuticals Ltd.

(Exact name of Registrant as specified in its charter)

State of Israel	2836	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

14 Einstein Street
Nes Ziona, Israel 74036
(+972) (8) 930-2529
(+972) (8) 930-2531 (facsimile)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware
(302) 738-6680
(302) 738-7210 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ilan Gerzi, Adv.

David Aboudi, Esq.
Tammy Zoppo, Esq.
Pearl Cohen Zedek Latzer Baratz
One Azrieli Center,
Round Tower, 18th Floor
Tel-Aviv 6702101, Israel
+972 (3) 607-3777
+972 (3) 607-3778
(facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please cheek the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Company’s Form F-3 is being filed solely to:

1. File as an exhibit a legal opinion from Pearl Cohen Zedek Latzer Baratz LLP, U.S. counsel to the Company; and

2. Revise and replace “Legal Matters” in the base prospectus with the following:

LEGAL MATTERS

Pearl Cohen Zedek Latzer Baratz, Tel Aviv, has passed upon certain legal matters regarding the securities offered hereby under Israeli Law, and Pearl Cohen Zedek Latzer Baratz, LP, New York, has passed upon certain legal matters regarding the securities offered hereby under U.S. law.

3. Revise and replace “Legal Matters” in the sales agreement prospectus with the following:

LEGAL MATTERS

Pearl Cohen Zedek Latzer Baratz, Tel Aviv, has passed upon certain legal matters regarding the securities offered hereby under Israeli Law, and Pearl Cohen Zedek Latzer Baratz, LP, New York, has passed upon certain legal matters regarding the securities offered hereby under U.S. law. Certain legal matters will be passed upon for FBR by Duane Morris LLP.

Item 9.  Exhibits and Financial Statement Schedules

(a) The Exhibit Index is hereby incorporated herein by reference.

(b) Financial Statement Schedules.

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Registrant's consolidated financial statements and related notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel on this 29th day of November, 2016.

BIONDVAX PHARMACEUTICALS LTD.

By:	/s/ Ron Babecoff
Dr. Ron Babecoff
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 29, 2016, in the capacities indicated:

Name	Title	Date

/s/ Ron Babecoff	Chief Executive Officer and Director	November 29, 2016
Ron Babecoff	(Principal Executive Officer)

/s/ Uri Ben Or	Chief Financial Officer	November 29, 2016
Uri Ben Or	(Principal Financial Officer & Principal Accounting Officer)

*	Chief Scientific Officer	November 29, 2016
Tamar Ben Yedidia	(Principal Scientific Officer)

*	Chairman of the Board	November 29, 2016
Avner Rotman

*	Director	November 29, 2016
Michal Brikman Marom

*	Director	November 29, 2016
George H. Lowell

/s/ Jack Rosen	Director	November 29, 2016
Jack Rosen

*	Director	November 29, 2016
Irit Ben Ami

*	Director	November 29, 2016
Liora Katzenstein

*	Director	November 29, 2016
Ruth Ben Yakar

*	Director	November 29, 2016
Ori Mor

* By:	Ron Babecoff
Ron Babecoff Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of BiondVax Pharmaceuticals Ltd. has signed this registration statement in the city of Newark, the State of Delaware, on November 29, 2016.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi, Managing Director
Title:	Authorized Representative

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1*	Form of underwriting agreement

1.2**	At Market Issuance Sales Agreement with FBR Capital Markets & Co.

3.1	Articles of Association of BiondVax Pharmaceuticals Ltd. (unofficial English translation from Hebrew original), incorporated by reference to exhibit 3.1 to the Registration Statement on Form F-1 filed with the SEC on December 29, 2014.

4.1	Form of Deposit Agreement between BiondVax Pharmaceuticals Ltd., The Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued thereunder, incorporated by reference to exhibit 4.1 to the Registration Statement on Form F-1 filed with the SEC on April 6, 2015.

4.2	Specimen American Depositary Receipt (included in Exhibit 4.1).

4.3	Form of Representative ADS Purchase Warrant, incorporated by reference to exhibit 4.4 to the Registration Statement on Form F-1 filed with the SEC on April 28, 2015.

4.4	Form of Warrant Agent Agreement, incorporated by reference to exhibit 4.5 to the Registration Statement on Form F-1 filed with the SEC on May 6, 2015.

5.1**	Opinion of Pearl Cohen Zedek Latzer Baratz

5.2***	Opinion of Pearl Cohen Zedek Latzer Baratz, LLP

23.1**	Consent of Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm

23.2**	Consent of Pearl Cohen Zedek Latzer Baratz (included in Exhibit 5.1).

24**	Power of Attorney (included in the signature page of this registration statement).

*	To be filed.

**	Previously filed as an exhibit to the Registration Statement on Form F-3 filed with the SEC on November 4, 2016, which exhibit is incorporated herein by reference.
***	Filed herewith.

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